EXHIBIT 21.01

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                                                    Exhibit 21.01




                 SUBSIDIARIES OF THE REGISTRANT


                                                        Percent
                              Jurisdiction              Owned By
Name                          of Incorporation          Registrant

Swank Sales International     United States             100%
  (V.I.), Inc.                Virgin Islands



Joyas y Cueros de Costa       Republic of                65%
  Rica, S.A.                  Costa Rica